AMENDMENT
                                       TO
                          COMMON STOCK PURCHASE WARRANT


     Chaparral Resources, Inc., a Colorado corporation ("Company"), hereby agrees that effective October 27, 1997, the expiration date of the Common Stock Purchase Warrant ("Warrant") issued to Victory Ventures LLC, a Delaware limited liability company with an office at 645 Madison Avenue, New York, New York 10021, that is dated April 22, 1997, is amended to provide that the date of December 31, 1997, wherever it appears in the Warrant is changed to December 31, 1998.

     Victory Ventures LLC hereby agrees that on October 27, 1997, the Warrant was exercised for a total of 2,307,692 shares of the Company's common stock and that the Warrant now may be exercised for only the balance of 2,307,693 shares of the Company's common stock.

     The Company represents that there have been no issuances of securities by the Company that would cause an adjustment pursuant to Section 3 of the Warrant.

     Except as stated herein, the Company and Victory Ventures LLC agree that the Warrant shall remain in full force and effect as originally issued including, without limitation, the provisions of Section 3 thereof.

     Dated as of October 27, 1997.

                                        CHAPARRAL RESOURCES, INC.



                                        By: /s/  Howard Karren
                                           -------------------------------------
                                           Howard Karren, President


                                        VICTORY VENTURES LLC



                                        By: /s/  Walter Carozza
                                           -------------------------------------
                                           Walter A. Carozza